INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in this Registration Statement of Midwest Express Holdings, Inc. on Form S-8 of our report dated January 26, 1996 included and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1995.





   Deloitte & Touche LLP
   Milwaukee, Wisconsin

   December 13, 1996